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April 20, 2000

The Titan Corporation
3033 Science Road
San Diego, CA 92121-1199

Titan Capital Trust
3033 Science Road
San Diego, CA 92121-1199

         Re: REGISTRATION STATEMENT ON FORM S-3 OF THE TITAN CORPORATION AND TITAN CAPITAL TRUST

Ladies and Gentlemen:

                  We have acted as special New York counsel to The Titan Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 of the Company and Titan Capital Trust, a statutory business trust formed under the laws of the State of Delaware (the "Trust") (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to (i) 5,000,000 of the 5 3/4% Convertible Preferred Securities, Remarketable Term Income Deferrable Equity Securities (HIGH TIDES(sm)) of the Trust; (ii) $257,732,000 aggregate principal amount of the 5 3/4% Convertible Senior Subordinated Debentures due 2030 of the Company (the "Debentures") issued pursuant to the Indenture (the "Indenture") dated February 9, 2000, between the Company and Wilmington Trust Company (the "Debenture Trustee"); (iii) the shares of common stock, par value $.01 per share, of the Company (the "Common Stock") issuable upon the conversion of the Debentures and
(iv) the Preferred Securities Guarantee Agreement dated Februay 9, 2000, between the Company and Wilmington Trust Company pursuant to which the Company has guaranteed the Trust's obligations under the High Tides on a subordinated basis (the "Guarantee"), all as more fully described in the Registration Statement and the prospectus included as part of the Registration Statement.

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

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The Titan Corporation
Titan Capital Trust
April 20, 2000
Page 2

                  In connection with the rendering of this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of all such documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including without limitation (i) the Registration Statement (including the prospectus included as part of the Registration Statement); (ii) the Indenture; (iii) the Debentures; (iv) the Guarantee; and (v) such other certificates, instruments and documents as we considered necessary or appropriate for the purposes of this opinion.

                  In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In giving this opinion, we have assumed that each of the Company, the Trust and the Debenture Trustee is and was at all relevant times duly and validly organized under the laws of the jurisdiction of its formation and has and had at all relevant times the power, corporate and other, to enter into and perform all obligations under such of the Indenture, the Debenture and the Guarantee (the "Documents") to which it was a party and we also have assumed the due authorization by all requisite action, corporate and other, and execution and delivery by such parties of such Documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

                  We express no opinion as to the legality, validity, binding effect and enforceability of any provision of the Documents waiving rights granted by law, to the extent a court or other tribunal of competent jurisdiction determines that such waivers are against public policy or prohibited by law.

                  Based upon and subject to the foregoing, we are of the opinion that:

                  1. The Debentures, assuming they have been authenticated by the Debenture Trustee in accordance with the terms of the Indenture and delivered to, and paid for by, the Trust, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.


                  2. The Guarantee, assuming the due execution, authentication and delivery of, and payment for, the Debentures, constitutes a valid and binding obligation of the Company enforceable against the Company with respect to the Debentures in accordance with its terms.


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The Titan Corporation
Titan Capital Trust
April 20, 2000
Page 3


                  The opinions set forth above with respect to enforceability are subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization, fraudulent transfer, rehabilitation, liquidation, conservatorship, receivership, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (b) public policy and (c) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

                  We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the prospectus that is part of such Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                             Very truly yours,

                                             /s/ Morgan, Lewis & Backius